Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2015 relating to the financial statements and financial statement schedule of H.J. Heinz Holding Corporation (Successor), which appears in the Prospectus dated June 2, 2015 filed by H.J. Heinz Holding Corporation.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

July 2, 2015